UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2022

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Effective April 1, 2022, Modine Manufacturing Company (the “Company”) began managing the Company under two operating segments, Climate Solutions and Performance Technologies.  The Climate Solutions segment includes the previously-reported Building HVAC Systems and the Commercial and Industrial Solutions (“CIS”) segments, with the exception of CIS Coatings.  The Performance Technologies segment includes the previously-reported Heavy Duty Equipment and Automotive segments and the CIS Coatings business.  The Company’s new segment structure aligns businesses serving similar or complementary end markets, products and technologies under common segment management.  The Company expects this simplified segment structure will allow it to better focus resources on targeted growth opportunities and allow for a more efficient application of 80/20 principles across all product lines to optimize profit margins and cash flow.

Beginning with its reporting for the first quarter of fiscal 2023, the Company will report the financial results of the Climate Solutions and Performance Technologies segments. The Company’s revised reporting segments are consistent with how the Company’s chief operating decision maker is assessing operating performance and allocating capital resources following the realignment of its segment structure.  The segment realignment had no impact on the Company’s consolidated financial position, results of operations, and cash flows.

The Company is furnishing this Form 8-K to provide investors with unaudited historical segment operating and adjusted financial results consistent with its new reporting structure.  The schedules in Exhibit 99.1 to this Current Report on Form 8-K provide unaudited financial information on the basis of the Company’s new reporting segments for the previously-reported quarters and full year of fiscal 2022.

The segment realignment discussed above and presented in Exhibit 99.1 hereto does not represent a restatement of previously issued financial statements.  The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Disclosures

Adjusted EBITDA and adjusted EBITDA margin, as used in Exhibit 99.1 hereto, are not measures defined in generally accepted accounting principles (“GAAP”).  These non-GAAP measures are used by management to evaluate the Company’s overall financial performance.  These measures are not, and should not be viewed as, a substitute for the applicable GAAP measures, and may be different from similarly-titled measures used by other companies.

The Company defines adjusted EBITDA as net earnings excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses, other income and expense, restructuring expenses, impairment charges or reversals, costs associated with the review of strategic alternatives for the Company’s automotive businesses, strategic reorganization costs and certain other gains or charges.  Adjusted EBITDA margin represents adjusted EBITDA as a percentage of net sales.  The Company believes that adjusted EBITDA and adjusted EBITDA margin provide relevant measures of profitability and earnings power. The Company views these financial metrics as being useful in assessing operating performance from period to period by excluding certain items that it believes are not representative of its core business.  Adjusted EBITDA, when calculated for the business segments, is defined as GAAP operating income excluding depreciation and amortization expenses, restructuring expenses, impairment charges or reversals, and certain other gains or charges.  Adjusted EBITDA margin, when calculated for the business segments, represents the segment adjusted EBITDA as a percentage of segment net sales.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

99.1
Recast unaudited segment financial information – for the quarter ended June 30, 2021; the quarter ended September 30, 2021; the quarter ended December 31, 2021; and the quarter and fiscal year ended March 31, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Michael B. Lucareli
Michael B. Lucareli
Executive Vice President, Chief Financial Officer

Date: July 29, 2022